UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2018

Rodin Global Property Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-214130	81-1310268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 E. 59th Street

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 938-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Items 2.01 and 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Daimler Trucks North America Office Building – Fort Mill, South Carolina

On February 1, 2018, Rodin Global Property Trust, Inc. (the “Company”), through its operating partnership, acquired, together with a subsidiary of the Company’s sponsor, Cantor Fitzgerald Investors, LLC (“CFI”), an office building (the “Property”) located in Fort Mill, South Carolina at a contract purchase price of $40,000,000.00, exclusive of closing costs. The fee simple interest in the Property is held by a single purpose limited liability company (the “SPE”) of which the Company owns 44.4% of the membership interests and CFI owns 55.6% of the membership interests. The Property was acquired from LIC Charlotte Office Building, Inc. (the “Seller”). Seller is a third party and not affiliated with the Company or CFI.

The Property is 100% leased to Daimler Trucks North America, LLC, a subsidiary of Daimler AG. The lease is net whereby the tenant is responsible for operating expenses, real estate taxes, insurance, repairs, maintenance and capital expenditures (excluding roof, structure and certain HVAC items), in addition to base rent.

The following table provides certain information about the Property:

Lease Commencement Date	Lease Termination Date	Rentable Square Feet	2018 Rent	Rental Escalations	Tenant Renewal Options
June 15, 2008	December 31, 2028	150,164	$2,413,135	2.0% annual rent escalations	Two 5-year renewal options

The Company funded its pro rata portion of the purchase price and acquisition expenses (approximately $8.5 million) with cash from its ongoing initial public offering. The SPE acquired the Property with the proceeds of contributions from its members and a loan from UBS AG described in Item 2.03 of this Current Report on Form 8-K. The Company intends, but is not obligated, to purchase 100% of the membership interests of the SPE from CFI. The purchase price for any membership interests purchased by the Company from CFI would be equal to the equity contributed by CFI in exchange for such membership interests.

The SPE is currently managed by a subsidiary of CFI. The purchase and sale agreement for the Property was assigned to the SPE by Cantor Real Estate Investment Management Investments, LLC, an affiliate of CFI, pursuant to an assignment and assumption agreement dated February 1, 2018. The purchase and sale agreement for the Property is included as Exhibit 10.1 to this Current Report on Form 8-K. The description above is a summary and qualified in its entirety by Exhibit 10.1, which is incorporated herein by reference.

The Property will be managed by RDN Property Management, LLC, an affiliate of CFI, pursuant to a property management agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

UBS Loan

On February 1, 2018, in connection with the purchase of the Property, the SPE entered into a loan agreement (the “Loan”) with UBS AG with an outstanding principal amount of $21,000,000. The Loan provides for monthly interest payments and bears interest at an initial fixed rate of 4.4329% per annum. The Loan matures on December 31, 2028 and may be prepaid (a) subject to customary yield maintenance provisions on or after February 6, 2020 and (b) without penalty on or after August 6, 2027; provided that in each case the Loan may be prepaid in whole, but not in part. The anticipated repayment date of the Loan is February 6, 2028 (the “Anticipated Repayment Date”). Commencing on August 6, 2027, excess cash flow generated by the Property will be held as additional security for the Loan. To the extent the Loan has not been repaid by the Anticipated Repayment Date, excess cash flow from the Property will be applied to the repayment of the outstanding principal and the Loan will bear interest at an increased rate of three percent per annum plus the greater of (a) 4.4329% and (b) the ten year swap yield as of the first business day after the Anticipated Repayment Date. The Loan contains customary events of default. As is customary in such financings, if an event of default occurs under the Loan, the lender may accelerate the repayment of the outstanding principal amount and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period. CF Real Estate Holdings, LLC (the “Guarantor”), an affiliate of CFI, has guaranteed (x) any losses that the lender may incur as a result of the occurrence of certain bad acts of the borrower and (y) the repayment of the Loan upon the occurrence of certain other significant events, including bankruptcy.    Additionally, the Guarantor has agreed to indemnify the lender against certain environmental liabilities. Once the Company’s operating partnership acquires 95% of the membership interests of the SPE, the Company will replace the Guarantor with respect to the guarantee and the environmental indemnification and the Company’s operating partnership will become the managing member of the SPE.

The description above is a summary and is qualified in its entirety by the loan agreement, included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the Company’s intention regarding the purchase of 100% of the membership interests of the SPE) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the ability of the Company to effectuate the purchase of the remainder of such interests as well as those risks set forth in the “Risk Factors” section of the Company’s Registration Statement on Form S-11, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and actual results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(a) and (b) Financial Statements of Real Estate Property Acquired and Pro Forma Financial Information

If applicable, the required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(d) Exhibits:

Exhibit No.	Description

10.1	Agreement of Purchase and Sale by and between LIC Charlotte Office Building, Inc., and Cantor Real Estate Investment Management Investments, LLC dated December 19, 2017.

10.2	Loan Agreement between 2477 Deerfield Drive, LLC and UBS AG dated February 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN GLOBAL PROPERTY TRUST, INC.

Date: February 2, 2018	By:	/s/ Kenneth Carpenter
Name: Kenneth Carpenter
Title: President